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                                  EXHIBIT 2(D)



                     FIRST COMMERCE STOCK PURCHASE WARRANTS




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                                     WARRANT

NO.____________                                   RIGHT TO PURCHASE _____ SHARES

                        COMMERCE BANK OF CENTRAL FLORIDA
                          A FLORIDA BANKING CORPORATION

                             STOCK PURCHASE WARRANT

                        VOID AFTER 2 P.M., MAY ___, 1999

         This is to certify that the registered owner of this certificate is entitled to purchase, on or before May ____, 1999, at 2 p.m., ________ shares of common stock of Commerce Bank of Central Florida, a Florida banking corporation, at the price of $10.045 per share, upon presentation of this Warrant and payment of the purchase price at the principal office of the Bank; subject, however, to the Statement of Rights of Warrant Owners printed on the reverse hereof, which is incorporated herein by reference, and to which the owner hereof assents by acceptance of this Warrant.

         This Warrant is transferable only by devise of the registered owner hereof.

         This Warrant shall be void unless the purchase right granted herein is exercised on or before 2 p.m. May _____, 1999.

                                    COMMERCE BANK OF CENTRAL FLORIDA



                                    -------------------------------------------
                                    J.E. Stephens, Jr., President and CEO
(Corporate Seal)


ATTEST:


------------------------------
Cynthia B. Roberts, Cashier


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                     STATEMENT OF RIGHTS OF WARRANT OWNERS

         1. Reservation of Stock. The Bank covenants that while the warrants are exercisable, it will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this and all other similar warrants.

         2. Merger. In case the Bank, or any successor, shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock with a view to distributing such stock to its stockholders, each share of stock purchasable by this Warrant shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of one share of common stock of this Bank, or its successors, upon such consolidation, merger or sale, and adequate provision to that effect shall be made at the time thereof.

         3. Stockholders Rights. Until the valid exercise of this Warrant, the owner hereof shall not be entitled to any rights of a stockholder; but immediately upon the exercise of this Warrant and upon payment as provided herein, the owner hereof shall be deemed a record holder of the common stock so purchased.

         4. Divisibility of Warrant. This Warrant may be divided into warrants of one share or multiples thereof, upon surrender at the principal office of the Bank.

         5. Fractional Warrants. Upon exercise of this Warrant, no fractions of shares shall be issued; but fractional warrants will be delivered, entitling the owner, upon surrender of other fractional warrants aggregating one or more full shares, to purchase such full shares.

         6. Negotiability. This Warrant is not negotiable and may be exercised only by the registered owner hereof, his legal representative, personal representative or valid devisee.

         7. Term. This Warrant shall become void unless the rights hereunder are exercised and payment made prior to 2 p.m., May ___, 1999; provided that in the case of the earlier dissolution of the Bank, this Warrant shall become void on the date fixed for such dissolution.


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                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

TO:      COMMERCE BANK OF CENTRAL FLORIDA
         141 Central Avenue East
         Winter Haven, Florida 33881

The undersigned, the owner of this Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant for, and to purchase thereunder, ______ shares of common stock of Commerce Bank of Central Florida, a Florida banking corporation, and herewith makes payment of $_______ therefor, and requests that the certificates of such shares be issued in the name of and be delivered to ____________________, ____________________ whose address is
_________________________, and if such shares shall not be for all the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

DATED:
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